Exhibit 99

RFM Amends Credit Facility with Wells Fargo Bank

Amendment Provides RFM Additional Flexibility

DALLAS--(BUSINESS WIRE)--RF Monolithics, Inc. (NASDAQ: RFMI) (“RFM” or “the Company”) announced that it has amended its credit facility with Wells Fargo Bank, National Association, part of Wells Fargo & Company (NYSE: WFC). The amended credit facility consists of a $2M amortizing term note and an $11 million revolving note. Expiration of the amended credit agreement is December 2010.

“The amended credit facility aligns with RFM’s strategic plan providing the flexibility we need,” stated David M. Kirk, President and Chief Executive Officer of RFM. “Our relationship with Wells Fargo and their extensive experience as a lender to the technology sector continues to be a valuable advantage to us as we transform the Company into a wireless solutions provider and target the emerging M2M market.”

About Wells Fargo

Wells Fargo & Company is a diversified financial services company with $575 billion in assets, providing banking, insurance, investments, mortgage and consumer finance through almost 6,000 stores and the internet (http://wellsfargo.com) across North America and internationally. Wells Fargo Bank, N.A. is the only bank in the U.S., and one of only two banks worldwide, to have the highest credit rating from both Moody’s Investors Service, "Aaa," and Standard & Poor's Ratings Services, "AAA."

About RFM

RFM, headquartered in Dallas, Texas, is delivering M2M around the world. Our solutions-driven, technology-enabled approach to wireless connectivity enables the next generation of wireless applications with a broad range of solutions – from comprehensive industrial wireless sensor networks to high-performance enterprise asset management software – extending the internet to communicate with billions of unconnected machines. RFM was named to M2M Magazine’s “2007 M2M 100” and “2008 M2M 100” list of the most important and influential machine-to-machine technology providers. For more information on RFM, please visit the Company’s website at www.RFM.com.

Forward-Looking Statements

This news release contains forward-looking statements, made pursuant to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Statements of the plans, objectives, expectations and intentions of RFM and/or its wholly-owned subsidiaries (collectively, “the Company” or “we”) involve risks and uncertainties. Statements containing terms such as “believe,” “expect,” “plan,” “anticipate,” “may” or similar terms are considered to contain uncertainty and are forward-looking statements. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our mission and vision, future financial and operating results, and benefits of our acquisitions. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to the ability to integrate acquisitions and alliances as planned, successful transition to a fabless business model, operation of a services business, the highly competitive market in which we operate, rapid changes in technologies that may displace products and services sold by us, declining prices of products, our reliance on distributors, delays in product development efforts, uncertainty in consumer acceptance of our products, and changes in our level of sales or profitability, as well as the other risks detailed from time to time in our SEC reports, including the report on Form 10-K for the year ended August 31, 2007. We do not assume any obligation to update any information contained in this release.

CONTACT:
PR Financial Marketing, LLC
Jim Blackman, 713-256-0369
jim@prfmonline.com
or
RF Monolithics, Inc.
Carol Bivings, 972-448-3767
Director, Investor Relations
bivings@rfm.com